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Exhibit 99.8

Consent of MTS Securities, LLC

The Board of Directors
Zyla Life Sciences.
600 Lee Road, Suite 100
Wayne, PA 19087

The Board of Directors:

        We hereby consent to the inclusion of our opinion letter, dated March 16, 2020, to the Board of Directors of Zyla Life Sciences ("Zyla") as Annex C to, and reference to such opinion letter under the heading "The Merger—Opinion of Zyla's Financial Advisor" in, the joint proxy statement/prospectus relating to the proposed merger involving Zyla, Assertio Therapeutics, Inc. and Assertio Holdings, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Assertio Holdings, Inc. (the "Registration Statement"). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MTS SECURITIES, LLC
MTS SECURITIES, LLC

April 7, 2020

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  Exhibit 99.8
  Consent of MTS Securities, LLC